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                           Managed Services Agreement

                              of December 1, 2001,

                                     between

               Omnibus Canada Corporation, an Ontario Corporation
                 (`Omnibus') doing Business in Toronto, Canada,

                                       and

                       InsynQ Inc., a Delaware Corporation
                (`InsynQ') doing Business in Tacoma, Washington,

WHEREAS InsynQ is a managed services provider, and

WHEREAS Omnibus provides certain services to its customers, and

WHEREAS Omnibus wishes to have InsynQ manage the provision of said services, and

WHEREAS InsynQ wishes to manage the provisioning of said services,


THEREFORE for consideration received do InsynQ and Omnibus (the `Parties') hereby enter into this Managed Services Agreement (the `Agreement') as follows:

1.       Services

1.1 As at the date of this Agreement, Omnibus stipulates and InsynQ acknowledges, that Omnibus has as existing customers (`Existing Customers') only the following: Buck Consultants Limited (`Buck') Paracom Realty Corporation (`Paracom')

     Omnibus may come to have additional customers (the `New Customers') from time to time (Existing Customers and New Customers taken together being the `Customers').

1.2 InsynQ will do all things necessary to provide services for Buck as set out in the Buck contract and Service Level Agreement, both of which are attached hereto as Schedule `A'. In particular, and without limiting the generality of the foregoing, InsynQ will provide the services for Buck that Omnibus presently provides.

1.3 InsynQ will do all things necessary to provide the services for Paracom that Omnibus presently provides, and like services for any New Customers.

1.4 InsynQ will provide Customers with account management, systems integration testing for new applications, support, engineering support, network management, systems administration and on site technical support as required.

1.5 InsynQ will assist with and expedite Buck's purchase of additional equipment and software and will install same in an expeditious manner.

1.6 InsynQ, at its own expense, will provision equipment, software and communications as necessary for New Customers and additional end users of Paracom.

1.7 InsynQ, at its own expense, will de-provision equipment, software and communications as necessary for end users of Paracom and New Customers, for whom managed services and applications hosting are no longer to be provided.

1.8 InsynQ understands that Buck wishes to occupy the Omnibus Canada Corporation server farm as the only customer. Accordingly, when appropriate, InsynQ will migrate Paracom and New Customers to its server farm. This will be done in a way that does not unduly interrupt the services being provided to Paracom and New Customers.

1.9 The services to be provided by InsynQ under this Agreement are those and only those described in Sections 1.1 through 1.8 hereof (the `Services').


2.       Billing

2.1 InsynQ will issue invoices from Omnibus to Customers on a monthly basis according to their contracts with Omnibus, will see to it that the amounts invoiced are collected expeditiously, and will deposit checks received from Customers from time to time to the Omnibus bank account at the TD Canada Trust bank, account number 1460-5201937, or some such other account as may be determined (the `Account').

2.2 In connection with an increase or decrease the number of seats at the Customers' sites to which the Services are being provided, InsynQ will adjust the monthly invoices presented to the Customers accordingly as set out in agreements with Customers.

3.       Term

3.1 The term of this Agreement (the `Term') shall extend from December 1, 2001, which is the date of this Agreement, until the earlier of February 15, 2006, or the date upon which the Buck contract is terminated.

3.2 The Agreement is also terminated in the event that InsynQ becomes insolvent, declares bankruptcy, goes out of business, does not provide the Services, or does not carry out its obligations according to Section 7. hereof.

3.3 If, as and when the Agreement shall be terminated, either through expiration of its Term or otherwise, InsynQ shall arrange for an orderly and workmanlike transfer of the providing of the Services by InsynQ back to being provided by Omnibus.

4.       Fees

4.1 The fees earned by InsynQ for the Services are US$16,550 per month (the `Fees') as illustrated in Schedule `B' hereto.

4.2 InsynQ will invoice Omnibus on a monthly basis for the Fees, and Omnibus will forthwith remit same via wire transfer to InsynQ's bank (the `Remittances').

5.       Payments

5.1 Out of Remittances, InsynQ will make directly all of the requisite payments (the `Payments') to the current suppliers and service providers of Omnibus, these Payments to be on a timely basis according to their credit terms, estimates of which payments are illustrated in Schedule `B' hereto.

5.2 The Payments will include payments to the current suppliers and service providers of Omnibus to settle accounts outstanding in the normal course as at the date of this Agreement.

5.3 As at the date of this Agreement, the Payments to suppliers and service providers of Omnibus are estimated as set out in Schedule `B' attached hereto.


6.       Employees

6.1 InsynQ agrees to offer employment at a salary of CDN$3,000 per month to Dejan Savic, who is presently an employee of Omnibus. This employment will begin December 1, 2001.

6.2 InsynQ agrees to offer employment at a salary of CDN$3,000 per month to Arman Boduryan, who is presently an employee of Omnibus. This employment will begin December 1, 2001.

6.3 Omnibus stipulates that, as at the date of this Agreement, it does not have any employees other than Dejan Savic and Arman Boduryan (the `Employees').

6.4 Out of Remittances, InsynQ shall make directly all of the requisite net payroll payments to the Employees, shall make the corresponding monthly payroll tax remittances on behalf of the Employees to the appropriate Government of Canada agency (these payments and remittances together being the `Payroll'), shall maintain appropriate records of same, and shall issue T4 slips on an annual basis to the Employees, such payments and remittances to be made as required commencing December 1, 2001, as illustrated in Schedule `B' hereto.

7. Liabilities

7.1 In consideration for having been awarded this Managed Services Agreement and receiving the Fees as set out herein, InsynQ agrees to liquidate the present long term liabilities of Omnibus as set out in Schedule `C' hereto (the `Liabilities'), either in the form of InsynQ stock or in cash payments over time, whether for a reduced amount or in full.

7.2 InsynQ will from December 1, 2001, onward, deal directly with the Liabilities as set out in Schedule `C' and hereby covenants to provide a total of US$220,000 over a period of 47 (forty seven) months in monthly payments towards the Liabilities of not less than CDN$4,000, said payments to commence April 15, 2002, and end February 15, 2006, as illustrated in Schedule `B' hereto.

8.       Legal

8.1  This Agreement represents the complete agreement of the Parties.

8.2  This Agreement shall be interpreted under the laws of Ontario, Canada.

8.3 This Agreement can be amended only by a written amending agreement executed by the Parties.



AGREED to by the Parties, as of this 1st Day of December, 2002,



For InsynQ, Inc.                            For Omnibus Canada Corporation


/s/ John P. Gorst                          /s/ Donald M. Kaplan
---------------------------------   --------------------------------

John P. Gorst, President                    Donald M. Kaplan, President

---------------------------------   --------------------------------

Date  12/01/01                         Date     12/01/01